UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 26, 2017

REVANCE THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	001-36297	75-0551645
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)
Revance Therapeutics, Inc.
7555 Gateway Boulevard
Newark, California 94560
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (510) 742-3400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
(e) Compensatory Arrangements of Principal Executive Officer, Principal Financial Officer and Named Executive Officers
2016 Bonus Payments and 2017 Salary and Target Bonus Information
On January 26, 2017, the Compensation Committee of the Board of Directors (the “Committee”) of Revance Therapeutics, Inc. (the “Company”) approved (i) cash bonuses with respect to performance for fiscal year 2016, (ii) annual base salaries for fiscal year 2017, and (iii) target performance bonus percentages for fiscal year 2017, for the Company’s executive officers as set forth below. The base salaries for fiscal year 2017 are effective as of January 1, 2017 and the target performance bonus amounts for fiscal year 2017 are expressed as a percentage of the corresponding 2017 base salary.

The following table sets forth the amounts approved by the Committee for each of the Company’s executive officers:

Name	2016 Bonus	2017 Base Salary	2017 Target Bonus Percentage
L. Daniel Browne President and Chief Executive Officer	$273,488	$525,300	66%
Lauren P. Silvernail Chief Financial Officer and Chief Business Officer	$157,219	$442,900	45%
Abhay Joshi, Ph.D. Chief Operating Officer	$160,875	$453,200	45%

2017 Corporate Objectives and 2017 Bonus Program Information
On January 26, 2017, the Committee approved the Company’s 2017 corporate objectives, weighted for purposes of determining bonuses, if any, for the Company’s executive officers with respect to performance for fiscal year 2017 (the “2017 Bonus Program”). The Company’s 2017 corporate goals include the achievement of clinical development milestones for RT002 injectable for the treatment of glabellar (frown) lines, cervical dystonia, and plantar fasciitis (80% weighting), achievement of specified financial objectives (10% weighting), and achievement of objectives related to commercialization readiness (10% weighting), as well as a stretch goal of achieving other research-related milestones (15% weighting).

The cash bonus for Mr. Browne will be based on the achievement of the 2017 corporate goals (100% weighting). The cash bonus for Mrs. Silvernail and Dr. Joshi will be based on the achievement of the 2017 corporate goals (75% weighting) and his or her individual performance goals (25% weighting). The executive officers’ actual bonuses for fiscal year 2017 may exceed 100% of his or her 2017 target bonus percentage in the event performance exceeds the predetermined goals and/or upon the achievement of other specified goals relating to clinical development.

Payment of bonuses to the Company’s executive officers under the 2017 Bonus Program and the actual amount of such bonus, if any, are at the discretion of the Committee.
Equity Award Grant Information

On January 26, 2017, the Committee also approved equity awards under the Company’s 2014 Equity Incentive Plan (the “Plan”) to the Company’s executive officers as set forth below.

Name	Stock Options	Restricted Stock
L. Daniel Browne President and Chief Executive Officer	155,000	25,800
Lauren P. Silvernail Chief Financial Officer and Chief Business Officer	60,000	10,000
Abhay Joshi, Ph.D. Chief Operating Officer	79,000	13,100

The above restricted stock awards are effective January 26, 2017 and are subject to three-year annual vesting commencing on February 15, 2017. The above stock options were granted on January 26, 2017, with an exercise price equal to $19.70, the closing price of the Company’s common stock on that date and is subject to four-year monthly vesting commencing on January 26, 2017. The vesting of the restricted stock awards and stock options described above is contingent upon the executive officer’s continuous service, as defined in the Plan, on each vesting date. The stock options will terminate after 10 years, or earlier if the executive officer ceases to provide services to the Company.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 1, 2017	Revance Therapeutics, Inc.

	By:	/s/ Lauren P. Silvernail
Lauren P. Silvernail
Chief Financial Officer and Chief Business Officer